Securities and Exchange Commission
Washington, D.C. 20549

Form 8-K
Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

Date of Report (Date of earliest event reported): December 4, 2007.

ALL Fuels & Energy Company
(Exact name of registrant as specified in its charter)

Delaware	000-29417	62-1581902
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

6165 N.W. 86th Street, Johnston, Iowa 50131
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (515) 331-6509

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Form 8-K
ALL Fuels & Energy Company
Item 3.02.	Unregistered Sales of Equity Securities.
On December 4, 2007, we issued common stock purchase warrants, as follows:
1.	(a)	Securities Sold. 5,520,366 common stock purchase warrants to purchase a like number of shares of our common stock were issued.
	(b)	Underwriter or Other Purchasers. Such common stock purchase warrants were issued to James R. Broghammer.
(c)
Consideration. Such common stock purchase warrants were issued in payment of consulting services. The valuation of the common stock purchase warrants is to be determined after consultation with our independent auditor. Upon a determination of value, we will include such information in an amendment to be filed with respect to this Current Report on Form 8-K.

(d)
Exemption from Registration Claimed. These securities are exempt from registration under the Securities Act of 1933, as amended, pursuant to the provisions of Section 4(2) thereof and Rule 506 thereunder, as a transaction not involving a public offering. This purchaser was a sophisticated investor capable of evaluating an investment in our company.

	(e)	Terms of Conversion or Exercise. The exercise price of the common stock purchase warrants is $.55 per share. All of the common stock purchase warrants are exercisable until November 29, 2017.
2.	(a)	Securities Sold. 5,520,366 common stock purchase warrants to purchase a like number of shares of our common stock were issued.
	(b)	Underwriter or Other Purchasers. Such common stock purchase warrants were issued to Scott D. Zabler.
(c)
Consideration. Such common stock purchase warrants were issued in payment of consulting services. The valuation of the common stock purchase warrants is to be determined after consultation with our independent auditor. Upon a determination of value, we will include such information in an amendment to be filed with respect to this Current Report on Form 8-K.

(d)
Exemption from Registration Claimed. These securities are exempt from registration under the Securities Act of 1933, as amended, pursuant to the provisions of Section 4(2) thereof and Rule 506 thereunder, as a transaction not involving a public offering. This purchaser was a sophisticated investor capable of evaluating an investment in our company.

	(e)	Terms of Conversion or Exercise. The exercise price of the common stock purchase warrants is $.55 per share. All of the common stock purchase warrants are exercisable until November 29, 2017.

Item 8.01.	Other Events
On December 4, 2007, we issued a total of 11,040,732 common stock purchase warrants (the “Warrants”) to purchase a like number of shares our common stock, at an exercise price of $.55 per share. All of the Warrants are currently exercisable and expire in 2017. We issued 5,520,366 Warrants to each of James R. Broghammcr and Scott D. Zabler, in consideration of their invaluable consulting services in assisting us accomplish our business objectives. We expect that the issuance of the Warrants will result in a charge against our earnings. Currently, we are completing our analysis with respect to the valuation of the Warrants. Upon completion of these efforts, we will include such information in an amendment to be filed with respect to this Current Report on Form 8-K. In addition, it is possible that, in future periods, we would incur charges against earnings as a result of our issuance of the Warrants. We cannot predict the timing or amount of any such future charges.

In conjunction with our board of directors' authorizing the issuances of the Warrants, our board of directors determined it to be in the best interest of our company and our shareholders that, in a manner and structure to be determined in the future, our company pay a sum of cash to Messrs. Broghammer and Zabler in a total amount, net of income taxes, of approximately $6,100,000. Each portion of this amount of compensation will be expensed by us in the then-current period of its payment.

Item 9.01.	Financial Statements and Exhibits.
(d)	Exhibits:
Exhibit No.	Description
4.1	Common Stock Purchase Warrant issued by ALL Fuels & Energy Company to James R. Broghammer.
4.2	Common Stock Purchase Warrant issued by ALL Fuels & Energy Company to Scott D. Zabler.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunder duly authorized.

Dated: December 4, 2007.	ALL FUELS & ENERGY COMPANY

By:	/s/ DEAN E. SUKOWATEY
Dean E. Sukowatey, President